UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

The Penn Traffic Company
(Exact name of registrant as specified in its charter)

Delaware	001-9930	25-0716800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 State Fair Boulevard
Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (315) 453-7284

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant.

(b)           New Independent Accountant

On September 21, 2006, The Penn Traffic Company (the “Company”) engaged Eisner LLP (“Eisner”) as the Company’s new independent accountant to audit the Company’s financial statements.  The Audit Committee of the Company’s Board of Directors approved this engagement.

During the fiscal years ended January 29, 2005 and January 28, 2006 through the Company’s engagement of Eisner on September 21, 2006, the Company did not consult with Eisner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On September 22, 2006, the Company issued the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K reporting its engagement of Eisner.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit Number	Description

99.1	The Penn Traffic Company Press Release, dated September 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2006

THE PENN TRAFFIC COMPANY
By:	/s/ Robert J. Chapman
Name: Robert J. Chapman
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	The Penn Traffic Company Press Release, dated September 22, 2006.